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                                                                    EXHIBIT 10.2

                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT, made and entered into this day of          ,
2004, by and among Collins Growth & Income Fund, LLC, a Delaware limited liability company ("CGIF"), and American Bank of Commerce, a State chartered banking association (the "Bank" or the "Escrow Agent");

                                WITNESSETH THAT:

         WHEREAS, CGIF proposes to issue and sell up to 25,000 Membership Interests (the "Membership Units"), at a subscription price of $1,000.00 per unit, directly on a best efforts basis.

         WHEREAS, CGIF desires to establish an escrow account with the Escrow Agent into which subscription proceeds and related documents will be deposited promptly and held in escrow until the offering of Membership Units is terminated or until the minimum $2,500,000 of subscription proceeds in immediately available funds (representing 2,500 Membership Units) have been obtained from subscribers whose subscriptions have been accepted by CGIF (herein, the "Minimum Amount"); and

         WHEREAS, CGIF entered into a Placement Agent Agreement dated ________, 2004, with _________________, a member of the National Association of Securities Dealers, Inc. (the "Placement Agent") and the Placement Agent also may enter into one or more Selected Dealer Agreements pursuant to which various members of the National Association of Securities Dealers, Inc. (the Placement Agent and the various members are sometimes collectively referred to herein as the "Dealers") will offer the Membership Units for sale for and on behalf of CGIF on a best efforts basis; and

         WHEREAS, the Placement Agent Agreement requires the Placement Agent to promptly deposit subscription proceeds and related documents into said escrow until the offering of Membership Units is terminated; and

         WHEREAS, if the Placement Agent does so enter into one or more Selected Dealer Agreements with such Dealers pursuant to which the Dealers will offer the Membership Units for sale for and on behalf of CGIF, said agreements will require the Dealers promptly to deposit subscription proceeds and related documents into said escrow until the offering of Membership Units is terminated; and

         WHEREAS, CGIF desires to have the Bank deposit such funds in an escrow account until the termination of the offering of Membership Units, and the Bank has agreed to serve as Escrow Agent for such purpose.

         NOW, THEREFORE, for and in consideration of the covenants and agreements set forth below, the parties agree as follows:

         1. APPOINTMENT OF ESCROW AGENT; DELIVERY OF FUNDS TO ESCROW ACCOUNT.

         CGIF hereby appoints the Bank as Escrow Agent to receive and hold all proceeds from the sale of Membership Units for the term of this Agreement, and to invest the same, along with all earned interest, in such manner as it shall be directed to in writing by the CGIF, except that prior to the Initial Disbursement (as hereinafter defined) of funds in accordance with Section 3, all proceeds shall be cleared and held in a U.S. Bank Business Money Market Account, which is FDIC insured. All subscription checks must be payable to "American Bank of Commerce--Collins Growth & Income Fund, LLC Acceptance Escrow." CGIF and the Dealers shall transmit all subscription checks for Membership Units to the Escrow Agent, or return unaccepted checks to subscribers, as soon as practicable, but in any event by the end of the second business day following receipt of such checks by the Dealer.

         2. IDENTITY OF SUBSCRIBERS: OWNERSHIP OF FUNDS DEPOSITED.

         CGIF, if it makes sales directly, or the Dealers shall deliver to the Escrow Agent, with each deposit of checks, a list that contains the names and


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addresses of all persons who have subscribed for Membership Units, the amount of money tendered by each subscriber and the date on which the funds were received from each subscriber. The Escrow Agent shall hold all funds received for the individual account of each subscriber identified by CGIF or the Dealers. The funds, as well as any interest or income earned thereon, shall remain the property of the subscribers until released to CGIF as hereinafter provided, and shall not be subject to any liens by the Escrow Agent or judgments or claims against CGIF or the Dealers.

         3. COLLECTED FUNDS; DISBURSEMENT OF FUNDS.

         (a) No subscription proceeds shall be disbursed pursuant to this
Section 3 until the Escrow Agent receives such subscription proceeds in immediately available funds. If, upon presentment for payment, any payment instrument is dishonored, the Escrow Agent shall immediately notify CGIF of such dishonor and return such payment instrument to CGIF.

         (b) If the Escrow Agent has not received, on or before the date designated for the sale of the Minimum Amount, as set forth in CGIF's Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on February 24, 2004, as amended (the "Initial Closing Date"), then the Escrow Agent shall refund to subscribers the face amount of payments made in subscription for Membership Units, together with his or her pro-rata share of interest or income, if any, earned on the funds deposited in escrow. Unless instructed otherwise, the Escrow Agent shall release all subscription proceeds held in the Escrow Account to each Subscriber respectively, at the address given by such Subscriber in the Subscription Agreement. All disbursements by the Escrow Agent pursuant to this Section 3(a) shall be made by the Escrow Agent's usual escrow checks and shall be mailed by first class United States Postal Service mail, postage pre-paid, as soon as practicable but not later than the third business day after the Termination Date.

         (c) If the Escrow Agent has received the Minimum Amount on or before the Initial Closing Date, all interest on funds held in the Escrow Account shall be for the account of CGIF and the Escrow Agent shall disburse ("Initial Disbursement") to CGIF, pursuant to written instruction from CGIF, substantially in the form attached hereto as Exhibit A, all of the subscription proceeds held in the Escrow Account in immediately available funds, together with such interest.

         (d) If the Escrow Agent receives additional subscription proceeds in immediately available funds after the Initial Disbursement has been made, then the Escrow Agent shall disburse the subscription proceeds to CGIF upon written instruction from CGIF, substantially in the Form attached hereto as Exhibit A. All subscription proceeds upon which acceptance remains pending shall be held by the Escrow Agent for disbursement in accordance with the direction contained in the next succeeding notice. If the Escrow Agent does not receive notice from CGIF by the Termination Date with respect to any subscriber's subscription proceeds, then the Escrow Agent shall refund to each of those subscribers the face amount of payments made in subscription for his or her Membership Units, together with his or her pro-rata share of interest or income, if any, earned on the funds deposited in escrow. Unless instructed otherwise, the Escrow Agent shall release all subscription proceeds held in the Escrow Account to each Subscriber respectively, at the address given by such Subscriber in the Subscription Agreement. All disbursements by the Escrow Agent pursuant to this
Section 3(d) shall be made by the Escrow Agent's usual escrow checks and shall be mailed by first class United States Postal Service mail, postage pre-paid, as soon as practicable but not later than the third business day after the Termination Date.

         4. TERM OF ESCROW.

         This Agreement shall terminate two years following the effective date of the registration statement relating to the Membership Units or on such earlier date as all funds are released to CGIF as provided in Section 3 above, provided, however, that if the Minimum Amount has not been received by the Initial Closing Date, this Agreement shall terminate upon completion of the Escrow Agent's disbursements to subscribers pursuant to Section 3(b). CGIF also may terminate this Agreement at any time upon notice to the Escrow Agent that CGIF has made a decision to terminate the offer and sale of Membership Units. As used in this Agreement, "Termination Date," shall mean the date in which this Agreement is terminated in accordance with this Section 5.



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         5. FEE OF ESCROW AGENT.

         The Escrow Agent will receive a fee of $______ per year in exchange for its services under this Agreement. If the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if CGIF requests a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, and expenses occasioned by such default, delay, controversy or litigation, and the Escrow Agent shall have the right to retain all documents and/or things of value at any time held by the Escrow Agent in this escrow until such compensation, fees, costs and expenses are paid, up to the amount of such compensation, fees, costs and expenses. Unless otherwise provided, the Escrow Agent may deduct such sums from the funds deposited in the Escrow Account if the funds are to be disbursed to CGIF.

         6. REPRESENTATIONS OF ESCROW AGENT.

         The Escrow Agent represents and warrants that:

         (a) subscription proceeds deposited will be insured by the Federal Deposit Insurance Corporation to the maximum extent and

         (b) it will distribute to subscribers within the time period prescribed by the Internal Revenue Code of 1986, as amended, reports of all interest income earned on escrowed funds.

         Except as provided in this Section 7, the sole duty of the Escrow Agent shall be to receive funds from the sale of the Membership Units and hold them for release in accordance with the terms of this Agreement.

         7. LIABILITY OF ESCROW AGENT.

         The Escrow Agent may conclusively rely upon and shall have no duty to verify any statement, certificate, notice, request, consent, order or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall be under no obligation to institute or defend any action, suit or proceeding in connection with this Agreement unless first indemnified to its satisfaction by CGIF. The Escrow Agent may consult counsel with respect to any question arising under this Agreement, and the Escrow Agent shall not be liable for any action taken or omitted in good faith on advice of such counsel. All funds held by the Escrow Agent pursuant to this Agreement shall constitute trust property for the purposes for which they are held.

         8. CONTROVERSIES.

         If any controversy arises between the Parties to this Agreement, or with any other Party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and funds and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may require, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for interest or damage. Furthermore, the Escrow Agent may at its option file an action of interpleader requiring the Parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and funds held in escrow, except all costs, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the Company agrees to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

         9. INDEMNIFICATION OF ESCROW AGENT.

         The Company and its successors and assigns agree jointly and severally to indemnify and hold the Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, including allocated costs of in-house counsel and


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disbursements that may be imposed on the Escrow Agent or incurred by the Escrow
Agent in connection with the performance of its duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter. The Escrow Agent shall have a first lien on the property and papers held under this Agreement for such compensation and expenses.

         10. INSPECTION OF RECORDS.

         CGIF may, at any time during regular business hours, inspect the records of the Escrow Agent, insofar as they relate to this Agreement, for the purpose of determining that the Escrow Agent is acting in compliance with the provisions of this Agreement. Additionally, any State Securities Administrator or Commissioner, may, at any time during regular business hours, inspect and make copies of the records of the Escrow Agent, insofar as they relate to this Agreement.

         11. RESIGNATION OR REMOVAL OF ESCROW AGENT

         The Escrow Agent may resign at any time upon giving at least thirty
(30) days written notice to CGIF. CGIF may remove the Escrow Agent, with or without cause, at any time upon giving ten (10) days prior written notice to the Escrow Agent. However, such resignation or removal shall not become effective until the appointment of a successor escrow agent, which shall be accomplished as follows: CGIF shall use its best efforts to obtain a successor escrow agent within thirty (30) days after receiving a resignation notice or giving a removal notice. If CGIF fails to appoint a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent. The resignation shall take effect upon the appointment of a successor escrow agent, the successor escrow agent executing and delivering an instrument accepting such appointment, and upon receipt, to their reasonable satisfaction, by CGIF and the successor escrow agent, of a full accounting of all funds held and disbursed by the Escrow Agent hereunder. Upon the occurrence of the above and without further acts, the successor escrow agent shall be vested with all the estates, properties rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. The predecessor escrow agent shall be discharged from its duties and obligations under this Agreement, but shall not be discharged from any liability hereunder for actions taken as escrow agent hereunder prior to such succession. After any predecessor escrow agent's resignation or removal, the provisions of this Agreement shall continue to apply as to any actions taken or omitted to be taken by it while acting as escrow agent under this Agreement.

         12. AUTOMATIC SUCCESSION.

         Upon CGIF's consent, any company into which the Escrow Agent may be merged or with which it may be consolidated, or any company to whom the Escrow Agent may transfer substantially all of its assets, shall be the successor to the Escrow Agent without the execution or filing of any paper or any further act on the part of any of the Parties, anything herein to the contrary notwithstanding. The successor escrow agent shall be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent.

         13. BINDING EFFECT.

         The terms and conditions of this Agreement shall be binding upon the parties hereto and their respective creditors, transferees, successors in interest and assigns, whether by operation of law or otherwise.

         14. MISCELLANEOUS.

         (a) GOVERNING LAWS. This Agreement is to be construed and interpreted according to Texas law.

         (b) FACSIMILE LANGUAGE. This Agreement may be executed in one or more counterparts and all such executed counterparts may be delivered by facsimile transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (c) NOTICES. All instructions, notices, and demands herein provided for shall be in writing and shall be mailed postage prepaid, first class mail, delivered by courier, or telecopies as follows:

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         If to the Escrow Agent:

         American Bank of Commerce

         ----------------------------

         ----------------------------

         Attn:
              -----------------------
         (phone)
                    -----------------
         (facsimile)
                    -----------------

         If to CGIF:

         Collins Growth & Income Fund, LLC
         2101 W. Ben White Blvd., Suite 103
         Austin, Texas  78704
         Attn:  Gary Wood
         (phone) 800-570-5007
         (facsimile) 512-347-1501

         IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement on the date first above written.


Collins Growth & Income Fund, LLC


/s/ WALT COLLINS
----------------------------
Name: Walt Collins
Its:  Chief Executive Officer


American Bank of Commerce

By:
Its:




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                                    EXHIBIT A

                         FUND DISBURSEMENT INSTRUCTIONS

      The undersigned certifies that he, she or it is duly authorized to execute and deliver this Escrow Notice on behalf of Collins Growth & Income Fund, LLC (the "Company"). Pursuant to the Escrow Agreement dated , 2004 (the "Agreement") by and among the Company and ______________________ (the "Escrow Agent"), the Company hereby requests that the Escrow Agent remit, in immediately available funds, $ from the Escrow Account to the following parties as follows:

PARTY                                                      AMOUNT
-----                                                      ------
Collins Growth & Income Fund, LLC                $

[Dealers]                                        $

            TOTAL                                $
                                                 ------------------------------

      IN WITNESS WHEREOF, the undersigned have executed this Fund Disbursement Instruction as of the date set forth below.


Dated:
       ------------------------

By:
    ---------------------------

Its:
     --------------------------



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